SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                  AMENDMENT #3 TO
                                    FORM 8-K
                                 Current Report

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934
                       Date of Report:  November 20, 2000

                         Inform Worldwide Holdings, Inc.
             (Exact name of registrant as specified in its charter)

         Colorado                       000-29994               841425882

(State or other jurisdiction of        (Commission            (IRS Employer
 incorporation of organization)        File Number)       Identification Number)

            10333 E. Dry Creek Road, Suite 270, Englewood, CO  80112
                         (Business address and zip code)

                                 (313) 662-0900
              (Registrant's telephone number, including area code)

                          Anything Internet Corporation
         (Former name or former address, if changed since last report.)

Item  4.  Change  in  Registrant's  Certifying  Public  Accountant

Inform Worldwide Holdings, Inc. (the "Registrant") has engaged Ehrhardt Keefe Steiner & Hottman, P.C., 7979 East Tufts Avenue, Suite 400, Denver, CO 80237, to act as the principal accountant to audit the registrant's financial statements. There have been no disagreements in accounting principals or practices, financial statement disclosure or auditing scope or procedures with our prior accountant, Ronald Chadwick, P.C. during our two most recent fiscal years and the interim period ended September 30th, 2000. Ronald Chadwick P.C. was dismissed as its public accountant as of November 14th, 2000. The decision to change accountants was approved by the board of directors and confirmed by our annual shareholders' meeting on November 14th, 2000. The Accountant's report on the financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

January 10, 2001


                                              Inform Worldwide Holdings, Inc.
                                              (Registrant)


                                              /s/  Larry  G.  Arnold
                                              ----------------------------------
                                              By:  Larry G. Arnold, President
                                              Englewood,  Colorado



Exhibit:  Letter of Consent to Above Disclosure


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Ronald  Chadwick  P.C.
Certified  Public  Accountant
2851 South Parker Road, Suite 720
Aurora,  CO  80014


January  10,  2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Inform Worldwide Holdings, Inc.
   File No. 000-29994

On November 14, 2000 my appointment as principal accountant for Inform Worldwide Holdings, Inc. was terminated. I have read Inform Worldwide Holdings, Inc.'s statements included under Item 4 of its Form 8-K dated January 10, 2001, and agree with such statements.


Very truly yours,

/s/  Ronald  Chadwick  P.C.
Ronald  Chadwick  P.C.
Certified Public Accountant



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